UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2021
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia 4000 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer

On August 4, 2021 (August 5, 2021 in Australia), Mr. James Campbell informed Coronado Global Resources Inc. (the “Company”) of his intention to resign as President and Chief Operating Officer of the Company. The effective date of Mr. Campbell’s resignation has not been determined at this time, and Mr. Campbell will support the Company during a period of transition.

On August 4, 2021 (August 5, 2021 in Australia), the Company restructured the Chief Operating Officer role into two positions to align with its operating divisions.

All dollar amounts contained herein are expressed in United States dollars, except where otherwise stated. References to “A$” are references to Australian dollars, the lawful currency of the Commonwealth of Australia.

Appointment of New Chief Operating Officer, United States

On August 4, 2021 (August 5, 2021 in Australia), the Company appointed Mr. Jeffrey Bitzer as the Chief Operating Officer, U.S. effective immediately. Mr. Bitzer, age 65 years, joined the Company in September 2013 and was most recently the Vice President, U.S. Operations responsible for the management of safety and environmental performance, costs, productivity and capital spending for all operations in the U.S. Mr. Bitzer has approximately 40 years’ experience in operations management involving all aspects of coal mining. Prior to joining the Company, Mr. Bitzer held several positions including President and General Manager, Manager of Contract Operations and Director of Engineering for Arch Coal, Inc., Vice President and General Manager for Magnum Coal Company, and Vice President of Operations for United Coal Company.

There are no family relationships between Mr. Bitzer and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Bitzer or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

The terms of Mr. Bitzer’s appointment shall be governed by an employment agreement, dated as of August 5, 2021, by and between the Company and Mr. Bitzer (the “Bitzer Employment Agreement”). Pursuant to the Bitzer Employment Agreement, Mr. Bitzer will receive an annual base salary of US$450,000. Additionally, Mr. Bitzer will be eligible to participate in incentive arrangements offered by the Company.

The initial term of Mr. Bitzer’s employment as Chief Operating Officer, U.S. shall expire on December 31, 2022, which shall be automatically extended to December 31 of the following year and each year thereafter, unless either the Company or Mr. Bitzer gives written notice to the contrary on or before September 30 of the relevant year of an intention not to extend the expiration date. If Mr. Bitzer’s employment is terminated by the Company without cause or if Mr. Bitzer resigns for good reason, he is entitled to receive continued payment of base salary and the cost of health and medical benefits for a period of 12 months. Except in the case of his resignation for good reason, Mr. Bitzer is also subject to post-termination restrictions on competing with the Company and/or soliciting its employees and customers for a period of one year following his termination of employment. In order to enforce the restrictive covenants, in addition to any severance payments, the Company is required to pay Mr. Bitzer three months’ of his then-current base salary in six equal installments during the first six months of the non-compete period. In return for this payment, Mr. Bitzer is required to provide the Company with consultation services upon request, up to a maximum amount of 20 hours per week.

Appointment of New Chief Operating Officer, Australia

On August 4, 2021 (August 5, 2021 in Australia), the Company appointed Mr. Douglas Thompson as the Chief Operating Officer, Australia. Mr. Thompson, age 48 years, most recently served as Chief Executive Officer of Thiess Global, a subsidiary of CIMIC Group Limited, from October 2017 to July 2021; Executive General Manager from May 2015 to February 2017 and Executive Manager Mining from February 2012 to June 2015. Mr. Thompson also served as Executive General Manager, Australia and New Zealand of CPB Contractor, a wholly-owned subsidiary of the CIMIC Group Limited from March 2017 to September 2017. Mr. Thompson has over 25 years’ experience in coal and metalliferous mining operations globally.

There are no family relationships between Mr. Thompson and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Thompson or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

The terms of Mr. Thompson’s appointment shall be governed by an employment agreement, dated as of August 4, 2021, by and between the Curragh Queensland Mining Pty Ltd (“Curragh”), a wholly-owned subsidiary of the Company, and Mr. Thompson (“Thompson Employment Agreement,” and together with the Bitzer Employment Agreement, the “Employment Agreements”), pursuant to which Mr. Thompson will become the Company’s Chief Operating Officer, Australia effective on or before September 1, 2021. Pursuant to the Thompson Employment Agreement, Mr. Thompson will receive an annual base salary of A$676,432, and the Company will contribute to standard defined contribution superannuation funds on Mr. Thompson’s behalf in the amount of A$23,568. Additionally, Mr. Thompson may be eligible to participate in incentive arrangements offered by the Company.

For an initial three-month period, Curragh may terminate Mr. Thompson’s employment with one week of notice or payment of one week of wages in lieu of notice. After the initial three-month period, Mr. Thompson’s employment can be terminated by either him or Curragh by giving the other party three months’ written notice (or by Curragh making payment in lieu of part or all of his notice period). If Mr. Thompson terminates his employment without the required notice, he must pay Curragh an amount equal to his compensation for the balance of the notice period not served. In addition to any notice payments, Mr. Thompson’s severance arrangement will provide for six months’ wages and superannuation contributions in the event of a termination by Curragh other than in certain specified egregious situations providing for immediate termination. If Mr. Thompson is terminated by reason of redundancy, he is entitled to receive redundancy payments in accordance with Australian legislation. Mr. Thompson is also subject to post-termination restrictions on competing with Curragh or the Company and/or soliciting its employees and customers for a period of one year following termination of his employment.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Bitzer Employment Agreement and the Thompson Employment Agreement, which have been filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 5, 2021, by and between the Company and Jeffrey Bitzer

10.2	Contract of Employment, dated as of August 4, 2021, by and between Curragh and Douglas Thompson

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Garold Spindler
Name:	Garold Spindler
Title:	Managing Director and Chief Executive Officer

Date:	August 9, 2021